EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34272, 333-34270, 333-82680, 333-123692, 333-170810, and 333-179955) and on Form S-4 (No. 333-227301) of Cabot Microelectronics Corporation of our report dated November 13, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 13, 2018